EXHIBIT 10.19

INTERNATIONAL PRODUCT DISTRIBUTION AGREEMENT

This Agreement made by and between the Parties:

Parties:

Supplier:

Rejuvel Int’l, Inc.

150 SE 2nd Avenue

Suite 403,

Miami, FL 33131

Distributor:

1.

Product:

For the purpose of Distribution _____________ for the product known as REJUVEL 3D.

2.

Territory:

___________ (territory)

3.

Purpose:

Distributor desires to market the Product in the Territory.

4.

Grant:

Supplier grants the Distributor exclusive distribution rights to advertise, promote, market and otherwise sell the Product in the Territory. Distributor may use the full range of Rejuvel marketing materials from Supplier.  To do this, Distributor can modify and translate the marketing materials from the __________ (territory language) language to the related territory. All content is to be approved by Supplier. (See Exhibit B) Additionally, Distributor may introduce the product to other distributors and retailers in the Territory. The distributor must inform in writing for the cream outlets in ________ (territory) each month.

Supplier will turn over any and all leads generated to Distributor. All Companies seeking Rejuvel products to sell in _________ (territory) after the signing of this agreement will be referred to Distributor. Further, the Rejuvel product will be sold at the same retail price that has been determined by Rejuvel with the input of Distributor for the _________ (territory) market.  Distributor understands certain distributors and/or retailers will run various promotional programs during the year that might affect the retail price.

5.

Term:

The Term of this Agreement shall be for a period of ________ years. Exclusivity is contingent upon minimum orders. A 50% deposit is required on all orders as of the first day of each month, shipped within 21 days or sooner. If these quotas and time tables are not met by Distributor, Supplier has the option to cancel exclusivity in the Territory. All payments shall be in the form of a wire transfer in USD Funds.

First Year: First two months after signing, total 1500 pcs, every month after 1000 minimum

Second Year: every month 1750 pieces minimum per month

Product Distribution Agreement

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EXHIBIT 10.19

Third Year: every month 2500 pieces minimum per month

Fourth Year: every month 2750 pieces minimum per month

Fifth Year: every month 3000 pieces minimum per month

Unless earlier terminated pursuant to section 14. At any time prior to the expiration, Distributor shall notify Supplier in writing of its intention as to whether it will continue to market the Product in the “Territory”. In the event, that Distributor decides to release the Territory, it will revert back to the Supplier.

6.

Product Provision:

Supplier agrees to provide the Product to Distributor at the price and configuration as defined in Exhibit A. The Product will be sufficiently packaged as to make a quality representation. Supplier will deliver the packaged product boxed, palletized or packed in containers suitable for shipment.

7.

Exclusive Ownership:

Supplier warrants that they retain exclusive ownership and rights to Product and singularly and solely grant the rights to distribution of the “Product” in the “Territory”.

8.

Warranties/Quality:

Supplier represents and warrants that the Product supplied shall be free from defects in material and workmanship up to a 6 month period and expiration date will be for more than one year from shipping date. Supplier has no reason to believe that the Product is unsafe or not fit for the Product’s intended purpose and will promptly make goods to reverse losses incurred due to supplying defective products.

In the event that defective product provided is of a substantial quantity in nature (substantial meaning above 2% of any given shipment), additional costs outside product purchase price may be incurred such as but not limited to: freight, duties and taxes.

Supplier will comply with all verified defective product claims within the accepted time period of 60 days from receipt of all claims.

9.

Order Fulfillment and Lead Times:

Supplier agrees to fulfill all orders according to the terms in Section 5. Purchaser orders above minimums Supplier will have 30 days to fulfill from submission date.  Failure by Supplier to fulfill orders within this lead time will be considered a breach of contract and Distributor shall retain the right to terminate this Agreement immediately and shall be entitled to a full refund of such orders from Supplier.

10.

Marketing Materials:

Supplier shall provide Distributor with certain approved advertising materials as outlined in Exhibit B (collectively the “Marketing Materials”), to assist Distributor with the Product’s marketing in the Territory.  Distributor has the right to alter, translate, dub, edit, modify or change the “Marketing Materials” provided (the “Altered Material”) and use such “Altered Material” in connection with the Product distribution.  Distributor is responsible for all costs of dubbing the “Supplier Materials”, any alterations made with need written approval of Supplier. Distributor shall not use in any manner Supplier Materials or Advertising Materials outside the Territory.

11.

Insurance:

Product Distribution Agreement

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EXHIBIT 10.19

During this Agreement’s term and any option periods, Supplier shall maintain product liability insurance.  This insurance shall not be in an amount less than $1,000,000 per occurrence.

12.

Indemnity:

Supplier hereby agrees to indemnify, defend and hold Distributor and its affiliates, directors, partners, shareholders, officers, customers and employees harmless against, from and for any and all claims that may arise out of Supplier’s performance of the Agreement, the Product, the representation and warranties herein contained or any breach of the Agreement by Supplier. Distributor hereby agrees to indemnify, defend and hold Supplier and its affiliates, directors, partners, shareholders, officer’s employees and customers harmless against, from and for any and all claims that may arise out of Distributor’s performance of this Agreement or any breach of this Agreement by Distributor.

Should any claim be brought against a party, that party shall give the other notice of claim. Upon receipt of such notice, the indemnifying party must immediately defend such claim with counsel approved by the indemnified party. Further, the indemnified party has the right to control the defense to ensure that its interests are fully protected.

13.

Payment of Taxes:

Distributor warrants and agrees to pay all taxes imposed by territory law for Rejuvel products to be sold in ____________ (territory) and to adhere to all other ______________ (territory) laws and regulations, to included payment of custom/duty/VAT taxes.

14.

Termination:

This Agreement may be terminated upon notice by either party to the other party in the event that either party (i) materially breaches any term of this Agreement, or (ii) becomes insolvent, or becomes subject of any bankruptcy, composition of creditors or similar proceeding.  All notification of termination must be submitted by either party in writing.

Supplier agrees to fulfill any outstanding orders that were submitted prior to termination date. Distributor will be allowed to sell out of any existing product in its possession.

Both Supplier and Distributor hereby acknowledge that they will have proprietary information about the other and they agree to maintain confidentiality of any and all information, particularly in relation to pricing.

15.

Sell-Off Period:

Subsequent to termination of this agreement Distributor shall have a period of sixty (60) days to sell any existing inventory in stock or Supplier has the option to purchase at an agreed upon price.

16.

Law:

This Agreement shall be interpreted in accordance with the laws of the State of Florida. Any legal action taken by the parties shall be in the courts of Miami, Dade County Florida. Legal fees awarded to prevailing party.

17.

Miscellaneous:

This Agreement may only be modified in writing signed by the party to be bound.  Time is of the essence with respect to each Agreement’s provision. This writing represents the entire agreement of the parties replacing and excluding any and all other discussions, agreements, understandings and the like.

Product Distribution Agreement

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EXHIBIT 10.19

18.

Counterparts:

This Agreement may be executed in counterparts, each of which shall be deemed to be an original. Such counterparts, when taken together, shall constitute but one agreement. Telecopies and facsimile copies of original signature pages shall be deemed to be originally-signed signature pages for all purposes of this Agreement.

The above is agreed to and accepted by:

__________________________

Company: Rejuvel Bio-Sciences, Inc.

By:

And

_____________________________

(Distributor)

By:

Product Distribution Agreement

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